UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of Principal Executive Offices)	(Zip Code)

(515) 345-2902
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2018, the Board of Directors (the "Board") of EMC Insurance Group Inc. (the "Company") approved the terms of compensation to be paid to non-employee directors for the ensuing year, effective as of May 16, 2018 (the date of the Company’s Annual Meeting of Stockholders). Compensation for non-employee directors includes an annual retainer of $50,000, board and committee meeting attendance fees of $2,500 per meeting, reimbursement of travel and business expenses and an award of 700 shares of the Company's common stock in the form of restricted stock. The restricted stock will vest one year after the grant date. In addition, the chair of the Board of Directors shall receive an annual fee of $22,000, the chair of the audit committee shall receive an annual fee of $18,000, the chairs of all other board committees shall receive an annual fee of $5,000 and the chairs of each board committee shall receive an additional $1,000 committee meeting fee for each meeting at which such director serves as chair. Non-employee directors are also entitled to receive $1,000 ($1,500 for the chair of the audit committee) for each special audit committee meeting held primarily for the purpose of considering revisions to the Company's non-GAAP operating income guidance for the year, $2,500 and reimbursement of travel and business expense for each day that they attend an approved educational program or seminar, $2,500 for each webinar and similar computer-based educational program attended lasting more than two hours, and $250 for each webinar and similar computer-based educational program attended lasting two hours or less. The non-employee directors are also eligible to participate in Employers Mutual Casualty Company’s Non-Employee Director Stock Purchase Plan. Under this plan, directors are allowed to purchase the Company’s common stock in an amount up to 100 percent of their annual retainer at a price equal to 75 percent of the fair market value of the common stock on the purchase date.

Item 7.01	Regulation FD Disclosure
On March 2, 2018, the Company also issued a press release announcing that the Board declared a quarterly dividend of $0.22 per share of common stock payable March 21, 2018 to shareholders of record as of March 14, 2018.
They Company also announced that Mr. Bruce G. Kelley, President and Chief Executive Officer, and Mr. Mick A. Lovell, Executive Vice President of Operations, will be presenting at the 22nd Annual Insurance Conference sponsored by the CFA Society of New York (CFANY) on March 20, 2018 at approximately 12:30 p.m. Eastern time. The Insurance Conference will be held at the offices of the CFANY located at 1540 Broadway, New York, NY.
The press release is furnished as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on March 6, 2018.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer